Exhibit 99.1
Company Contact
Ryan Hymel, EVP and Chief Financial Officer
(571) 529-6113

Playa Hotels & Resorts N.V. Reports Fourth Quarter and Full Year 2020 Results

Fairfax, VA, March 4, 2021 – Playa Hotels & Resorts N.V. (the “Company”) (NASDAQ: PLYA) today announced results of operations for the three months and year ended December 31, 2020.

The following table presents the quarterly results for our total portfolio and for our open resorts:

	Total Portfolio	Open Resorts (1)
	Q4 2020	Q4 2020
Available room nights	699,404	624,539
Occupancy	28.6%	32.0%
Net Package ADR	$257.40	$257.71
Net Package RevPAR	$73.56	$82.48

(1)Represents room nights that were actually available for reservation.

The following table presents quarterly segment results for our total portfolio and for our open resorts:

	Yucatán Peninsula		Pacific Coast		Dominican Republic		Jamaica
	Total Portfolio	Open Resorts (1)	Total Portfolio	Open Resorts (1)	Total Portfolio	Open Resorts (1)	Total Portfolio	Open Resorts (1)
	Q4 2020	Q4 2020	Q4 2020	Q4 2020	Q4 2020	Q4 2020	Q4 2020	Q4 2020
Available room nights	250,424	232,673	85,192	85,192	232,412	175,298	131,376	131,376
Occupancy	39.0%	42.0%	39.9%	39.9%	14.8%	19.6%	25.8%	25.8%
Net Package ADR	$252.01	$252.40	$266.09	$266.09	$276.27	$276.95	$245.01	$245.01
Net Package RevPAR	$98.26	$105.93	$106.21	$106.21	$40.88	$54.33	$63.11	$63.11

(1)Represents room nights that were actually available for reservation.

Three Months Ended December 31, 2020 Results

▪Net Loss was $73.8 million compared to a Net Loss of $17.9 million in 2019. Net Loss for the three months ended December 31, 2020 includes $13.3 million of goodwill and property and equipment impairment losses and a $1.1 million provision for doubtful accounts.
▪Adjusted Net Loss(1) was $58.4 million compared to an Adjusted Net Loss of $9.9 million in 2019.
▪Owned Resort EBITDA decreased 117.2% over 2019 to $(4.9) million.
▪Adjusted EBITDA decreased 169.8% over 2019 to $(14.0) million, which includes a $1.1 million provision for doubtful accounts.

Year Ended December 31, 2020 Results

▪Net Loss was $262.4 million compared to Net Loss of $4.4 million in 2019. Net Loss for the year ended December 31, 2020 includes $55.6 million of goodwill and property and equipment impairment losses, a $2.0 million loss on sale of assets, a $3.1 million provision for doubtful accounts and a $3.0 million gain on insurance proceeds.
▪Adjusted Net Loss(1) was $194.2 million compared to Adjusted Net Income of $8.7 million in 2019.
▪Owned Resort EBITDA decreased 92.4% over 2019 to $14.1 million.
▪Adjusted EBITDA decreased 114.1% over 2019 to $(21.2) million, which includes a $3.1 million provision for doubtful accounts.

(1)Adjusted Net Income/(Loss) excludes special items, which are those items deemed not to be reflective of ongoing operations. See “Definitions of Non-U.S. GAAP Measures and Operating Statistics” for a description of how we compute Adjusted Net Income/(Loss) and other non-GAAP financial figures included in this press release.

“Though the COVID-19 pandemic caused unprecedented disruption for the travel industry over the past year, the strong improvement in demand into the holiday period in December really speaks to the pent-up demand following a year of restricted travel and stress for so many around the world. While Mexico continued to perform relatively well, I am highly encouraged by the pick-up in demand we saw in the Dominican Republic as additional flight capacity was added into the destination.

We continue to focus on areas within our control and took meaningful steps to enhance our liquidity position to be able to better weather what is likely to be a volatile transition year. Our recent primary equity offering, extension of our Revolving Credit Facility, and sale of non-core assets will surely help navigate the uncertainties presented by the new CDC travel guidelines in the near term. Our world class team at our resorts has shown remarkable flexibility over the past year as travel conditions have changed, all while remaining disciplined with respect to margins, resulting in our underlying December cash burn showing meaningful improvement as demand and ADR picked up sequentially. This was no easy task and I am incredibly proud and thankful for every associate in the Playa family.

This will likely be a transition year as vaccines are distributed and travel restrictions begin to ease as we move through the year. We are working diligently to rethink our operations from top to bottom to put us in a position to emerge as the clear market leader in all of our destinations as the pent-up demand returns.”

– Bruce D. Wardinski, Chairman and CEO of Playa Hotels & Resorts

COVID Update

The COVID-19 pandemic and the public health measures that have been undertaken in response have had a significant adverse impact on the global economy, the travel and hospitality industries and our business starting in the first quarter of 2020. The effects of the COVID-19 pandemic, including related government restrictions, border closings, quarantines, “shelter-in-place” orders and “social distancing,” have significantly disrupted global leisure travel, and has adversely impacted global commercial activity, contributing to worldwide economic contraction and increased unemployment. We expect that the continuing economic fallout will create headwinds for leisure travel even after the current government restrictions are lifted.
Due to the spread of the COVID-19 pandemic and the associated restrictions placed on international travel, we temporarily suspended operations at all of our resorts in late March 2020 and subsequently began reopening our resorts on July 1, 2020. As of December 31, 2020, all of our resorts had reopened with the exception of the Capri Resort.
Our resorts account for all of our revenue. The suspension of operations at our resorts, and the severely reduced occupancy at the resorts that have reopened, has had a significant adverse effect on our liquidity. As of December 31, 2020, we had $146.9 million of available cash, excluding $25.9 million of restricted cash. We took the following measures during the 2020 fiscal year to mitigate the impact of the effects of the COVID-19 pandemic on our liquidity position:
•raised $224.0 million of additional capital during the second quarter of 2020 from affiliates of Davidson Kempner Capital Management LP (“DK”) in June 2020 in the form of $204.0 million of additional debt financing and $20.0 million of equity financing at $4.10 per share;
•sold the Jewel Dunn's River Beach Resort & Spa and the Jewel Runaway Bay Beach Resort & Waterpark in May 2020 for a total cash consideration of $60.0 million;
•the temporary suspension of operations of all of our resorts during the second quarter of 2020 significantly reduced the variable cost components of our resort-level operating expenses, including resort franchise and franchise-related fees, management fees and expenses related to our resort employees;
•deferred all of our non-critical capital expenditures planned for 2020;
•adopted temporary voluntary senior executive salary reductions while the majority of our resorts were closed, and our Chief Executive Officer’s voluntary 100% salary reduction remained in place through December 31, 2020; and
•imposed temporary compensation cuts broadly throughout our corporate workforce and canceled all non-essential corporate travel and spending.
We have taken the following actions to improve our liquidity position thus far in 2021:
•raised $138.0 million, net of underwriting discounts, of additional capital in January 2021 through an underwritten public equity offering at $5.00 per share;
•paid down the outstanding balance under our Revolving Credit Facility in February 2021 and also amended and extended our existing facility, further extending the covenant waiver period were we to draw the credit line over 35%; and
•sold the Dreams Puerto Aventuras in February 2021 for a total cash consideration of $34.5 million.
In addition, we reduced the size of our Board of Directors in 2020 to align with the Company’s size and needs, and such reduction has reduced, and will continue to reduce, our expenses.

We cannot predict when the effects of the pandemic will subside, and thus we cannot predict whether our resorts will be permitted to remain open or when our business will return to normalized levels or even to break-even levels. There also can be no guarantee that when the effects of the pandemic subside that there will not be continuing resurgences of the virus or that the demand for lodging, and consumer confidence in travel generally, will recover as quickly as other industries. The longer and more severe the pandemic, and the actual occurrence or even the possibility of repeat or cyclical outbreaks of the virus beyond the one currently being experienced, the greater the material adverse effect the pandemic will have on our business, results of operations, cash flows, financial condition, access to credit markets and ability to service our indebtedness. See “Part I - Item 1A. Risk Factors” included in our Annual Report on Form 10-K for additional information.

Financial and Operating Results

The following table sets forth information with respect to the operating results of our total portfolio and comparable portfolio for the three months and years ended December 31, 2020 and 2019. Our comparable portfolio for the three months and year ended December 31, 2020 excludes the following resorts:
•Hilton La Romana All-Inclusive Resort and Hilton Playa del Carmen All-Inclusive Resort, which were under renovation in 2019;
•Jewel Runaway Bay Beach Resort & Waterpark and Jewel Dunn’s River Beach Resort & Spa, which were sold in May 2020; and
•Hyatt Ziva and Hyatt Zilara Cap Cana, a ground-up development opened November 2019.
Total Portfolio

	Three Months Ended December 31,				Year Ended December 31,
	2020	2019	Change		2020	2019	Change
Occupancy	28.6%	73.8%	(45.2)	pts	26.9%	77.3%	(50.4)	pts
Net Package ADR	$257.40	$233.67	10.2%		$284.84	$256.53	11.0%
Net Package RevPAR	$73.56	$172.49	(57.4)%		$76.61	$198.28	(61.4)%
Total Net Revenue (1)	$63,950	$136,639	(53.2)%		$262,939	$607,191	(56.7)%
Owned Net Revenue (2)	$63,704	$136,394	(53.3)%		$261,765	$605,348	(56.8)%
Owned Resort EBITDA (3)	$(4,866)	$28,299	(117.2)%		$14,086	$185,923	(92.4)%
Owned Resort EBITDA Margin	(7.6)%	20.7%	(28.3)	pts	5.4%	30.7%	(25.3)	pts
Other corporate	$9,284	$8,530	8.8%		$36,066	$37,049	(2.7)%
Management Fee Revenue	$172	$252	(31.7)%		$807	$1,820	(55.7)%
Adjusted EBITDA (4)	$(13,978)	$20,021	(169.8)%		$(21,173)	$150,694	(114.1)%
Adjusted EBITDA Margin	(21.9)%	14.7%	(36.6)	pts	(8.1)%	24.8%	(32.9)	pts
Comparable Portfolio

	Three Months Ended December 31,				Year Ended December 31,
	2020	2019	Change		2020	2019	Change
Occupancy	29.8%	76.0%	(46.2)	pts	28.2%	79.6%	(51.4)	pts
Net Package ADR	$248.91	$238.62	4.3%		$284.86	$263.35	8.2%
Net Package RevPAR	$74.06	$181.44	(59.2)%		$80.35	$209.55	(61.7)%
Total Net Revenue (1)	$48,043	$111,526	(56.9)%		$198,860	$508,194	(60.9)%
Owned Net Revenue (2)	$47,797	$111,281	(57.0)%		$197,686	$506,351	(61.0)%
Owned Resort EBITDA (3)	$(3,336)	$28,155	(111.8)%		$14,890	$167,232	(91.1)%
Owned Resort EBITDA Margin	(7.0)%	25.3%	(32.3)	pts	7.5%	33.0%	(25.5)	pts
Other corporate	$9,284	$8,530	8.8%		$36,066	$37,049	(2.7)%
Management Fee Revenue	$172	$252	(31.7)%		$807	$1,820	(55.7)%
Adjusted EBITDA (4)	$(12,447)	$19,877	(162.6)%		$(20,369)	$132,003	(115.4)%
Adjusted EBITDA Margin	(25.9)%	17.8%	(43.7)	pts	(10.2)%	26.0%	(36.2)	pts

(1)Total Net Revenue represents revenue from the sale of all-inclusive packages, which include room accommodations, food and beverage services and entertainment activities, net of compulsory tips paid to employees, as well as revenue from other goods, services and amenities not included in the all-inclusive package. Government mandated compulsory tips in the Dominican Republic are not included in this adjustment as they are already excluded from revenue in accordance with U.S. GAAP. A description of how we compute Total Net Revenue and a reconciliation of Total Net Revenue to total revenue can be found in the section “Definitions of Non-U.S. GAAP Measures and Operating Statistics” below. Total Net Revenue also includes all Management Fee Revenue.
(2)Owned Net Revenue excludes Management Fee Revenue and MICE (meetings, incentives, conventions and events) income.
(3)A description of how we compute Owned Resort EBITDA and a reconciliation of net income or loss to Owned Resort EBITDA can be found in the section “Definitions of Non-U.S. GAAP Measures and Operating Statistics” below.
(4)A description of how we compute Adjusted EBITDA and a reconciliation of net income or loss to Adjusted EBITDA can be found in the section “Definitions of Non-U.S. GAAP Measures and Operating Statistics” below.

Balance Sheet

As of December 31, 2020, the Company held $146.9 million in cash and cash equivalents, excluding $25.9 million of restricted cash. Total interest-bearing debt was $1,265.0 million, comprised of our Senior Secured Term Loan due 2024, our property loan due 2025 and the outstanding balance on our Revolving Credit Facility. Effective March 29, 2018, we entered into two interest rate swaps to fix LIBOR at 2.85% on $800.0 million of our variable rate Term Loan. As of December 31, 2020, there was $84.7 million outstanding on our Revolving Credit Facility. In connection with an additional credit facility entered into in June 2020, we terminated the remaining $15.0 million of unused capacity of our Revolving Credit Facility.
The following is a reconciliation of our cash and cash equivalents from September 30, 2020 through December 31, 2020:
Cash and Cash Equivalents
($ in millions)

September 30 Balance	$195.5
Less: October Cash Burn	(16.8)
Less: November Cash Burn	(14.3)
Less: December Cash Burn (1) (2)	(11.0)
Less: Hyatt Ziva and Zilara Cap Cana & Hilton Conversions Capital Expenditures	(4.5)
Less: Maintenance Capital Expenditures	(2.0)
December 31 Balance	$146.9

(1)Includes $2.5 million principal payment on our Term Loan.
(2)Includes $1.5 million contractual Christmas bonus payments made to employees at our properties.
Recent Events

On February 5, 2021, the Company entered into the Fifth Amendment to the Amended & Restated Credit Agreement (the “Fifth Amendment”) to, among other things, extend the maturity of portions of our Revolving Credit Facility. The following terms of our Revolving Credit Facility were modified by the Fifth Amendment:
•Extended the maturity on $68.0 million of the $85.0 million to January 2024. The remaining $17.0 million matures in April 2022;
•Repaid the $84.7 million outstanding on our Revolving Credit Facility as a condition to maturity extension;
•Increased the interest rate on any future outstanding balances from L+300 bps to L+400 bps; and
•Extended the waiver (forgiveness period) to March 31, 2022.

Earnings Call

The Company will host a conference call to discuss its fourth quarter and annual results on Friday, March 5, 2021 at 10:00 a.m. (Eastern Daylight Time). The conference call can be accessed by dialing (888) 317-6003 for domestic participants and (412) 317-6061 for international participants. The conference ID number is 0510922. Additionally, interested parties may listen to a taped replay of the entire conference call commencing two hours after the call’s completion on Friday, March 5, 2021. This replay will run through Friday, March 12, 2021. The access number for a taped replay of the conference call is (877) 344-7529 or (412) 317-0088 using the following conference ID number: 10152410. There will also be a webcast of the conference call accessible on the Company’s investor relations website at investors.playaresorts.com.
About the Company

Playa is a leading owner, operator and developer of all-inclusive resorts in prime beachfront locations in popular vacation destinations in Mexico and the Caribbean. As of December 31, 2020, Playa owned and/or managed a total portfolio consisting of 21 resorts (8,172 rooms) located in Mexico, Jamaica, and the Dominican Republic. In Mexico, Playa owns and manages Hyatt Zilara Cancún, Hyatt Ziva Cancún, Panama Jack Resorts Cancún, Panama Jack Resorts Playa del Carmen, Hilton Playa del Carmen All-Inclusive Resort, Hyatt Ziva Puerto Vallarta, Hyatt Ziva Los Cabos and Capri Resort. In Jamaica, Playa owns and manages Hyatt Zilara Rose Hall, Hyatt Ziva Rose Hall, Hilton Rose Hall Resort & Spa, Jewel Grande Montego Bay Resort & Spa and Jewel Paradise Cove Beach Resort & Spa. In the Dominican Republic, Playa owns and manages the Hilton La Romana All-Inclusive Family Resort, the Hilton La Romana All-Inclusive Adult Resort, Hyatt Zilara Cap Cana and Hyatt Ziva Cap Cana. Playa also owns three resorts in Mexico and the Dominican Republic that are managed by a third-party and Playa manages the Sanctuary Cap Cana in the Dominican Republic. We believe that the resorts we own and manage are among the finest all-inclusive resorts in the markets they serve. All of our resorts offer guests luxury accommodations, noteworthy architecture, extensive on-site activities and multiple food and beverage options. Our guests also have the opportunity to purchase upgrades from us such as premium rooms, dining experiences, wines and spirits and spa packages.
Forward-Looking Statements

This press release contains ‘‘forward-looking statements,’’ as defined by federal securities laws. Forward-looking statements reflect Playa’s current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward looking statements. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in Playa’s Annual Report on Form 10-K, filed with the SEC on March 4, 2021, as such factors may be updated from time to time in Playa’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in Playa’s filings with the SEC. Currently, some of the most significant factors that could cause actual outcomes to differ materially from our forward-looking statements are the adverse effects of the current COVID-19 pandemic on our financial condition, liquidity, results of operations and prospects, reductions in service by the airlines that service the locations where we own resorts, the short and longer-term demand for travel, the global economy and the local economies where we own resorts, and the financial markets. The extent to which the COVID-19 pandemic will continue to impact us and consumer behavior will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, continuing resurgences of the pandemic, government actions taken to contain the pandemic or mitigate its impact, the speed, effectiveness and distribution of vaccines and treatment therapies, and the direct and indirect economic effects of the pandemic and containment measures, including the magnitude of its impact on unemployment rates and consumer discretionary spending, among others. While forward-looking statements reflect Playa’s good faith beliefs, they are not guarantees of future performance. Playa disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to Playa (or to third parties making the forward-looking statements).
Definitions of Non-U.S. GAAP Measures and Operating Statistics

Occupancy
“Occupancy” represents the total number of rooms sold for a period divided by the total number of rooms available during such period. The total number of rooms available excludes any rooms considered “Out of Order” due to renovation or a temporary problem rendering them inadequate for occupancy for an extended period of time. Occupancy is a useful measure of the utilization of a resort’s total available capacity and can be used to gauge demand at a specific resort or group of properties during a given period. Occupancy levels also enable us to optimize Net Package ADR (as defined below) by increasing or decreasing the stated rate for our all-inclusive packages as demand for a resort increases or decreases.

Net Package Average Daily Rate (“Net Package ADR”)
“Net Package ADR” represents total Net Package Revenue for a period divided by the total number of rooms sold during such period. Net Package ADR trends and patterns provide useful information concerning the pricing environment and the nature of the guest base of our portfolio or comparable portfolio, as applicable. Net Package ADR is a commonly used performance measure in the all-inclusive segment of the lodging industry, and is commonly used to assess the stated rates that guests are willing to pay through various distribution channels.

Net Package Revenue per Available Room (“Net Package RevPAR”)
“Net Package RevPAR” is the product of Net Package ADR and the average daily occupancy percentage. Net Package RevPAR does not reflect the impact of non-package revenue. Although Net Package RevPAR does not include this additional revenue, it generally is considered the key performance statistic in the all-inclusive segment of the lodging industry to identify trend information with respect to net room revenue produced by our portfolio or comparable portfolio, as applicable, and to evaluate operating performance on a consolidated basis or a regional basis, as applicable.

Net Package Revenue, Net Non-package Revenue, Owned Net Revenue, Management Fee Revenue, Cost Reimbursements and Total Net Revenue
“Net Package Revenue” is derived from the sale of all-inclusive packages, which include room accommodations, food and beverage services, kids club and entertainment activities, net of compulsory tips paid to employees. Government mandated compulsory tips in the Dominican Republic are not included in this adjustment, as they are already excluded from revenue. Revenue is recognized, net of discounts and rebates, when the rooms are occupied and/or the relevant services have been rendered. Advance deposits received from guests are deferred and included in trade and other payables until the rooms are occupied and/or the relevant services have been rendered, at which point the revenue is recognized.

“Net Non-package Revenue” represents all other revenues earned from the operations of our resorts, other than Net Package Revenue, net of compulsory tips paid to employees. Government mandated compulsory tips in the Dominican Republic are not included in this adjustment, as they are already excluded from revenue. Net Non-package Revenue includes revenue associated with guests' purchases of upgrades, premium services and amenities, such as premium rooms, dining experiences, wines and spirits and spa packages, which are not included in the all-inclusive package. Revenue not included in a guest’s all-inclusive package is recognized when the goods are consumed.

“Owned Net Revenue” represents Net Package Revenue and Net Non-Package Revenue. Owned Net Revenue represents a key indicator to assess the overall performance of our business and analyze trends, such as consumer demand, brand preference and competition. In analyzing our Owned Net Revenues, our management differentiates between Net Package Revenue and Net Non-package Revenue. Guests at our resorts purchase packages at stated rates, which include room accommodations, food and beverage services and entertainment activities, in contrast to other lodging business models, which typically only include the room accommodations in the stated rate. The amenities at all-inclusive resorts typically include a variety of buffet and á la carte restaurants, bars, activities, and shows and entertainment throughout the day.

“Management Fee Revenue” is derived from fees earned for managing resorts owned by third-parties. The fees earned are typically composed of a base fee, which is computed as a percentage of resort revenue, and an incentive fee, which is computed as a percentage of resort profitability. Management Fee Revenue was immaterial to our operations for the three months and years ended December 31, 2020 and 2019, but we expect Management Fee Revenue to be a more relevant indicator to assess the overall performance of our business in the future as we enter into more management contracts.

“Total Net Revenue” represents Net Package Revenue, Net Non-package Revenue and Management Fee Revenue. “Cost Reimbursements” is excluded from Total Net Revenue as it is not considered a key indicator of financial and operating performance. Cost reimbursements is derived from the reimbursement of certain costs incurred by Playa on behalf of resorts managed by Playa and owned by third parties. This revenue is fully offset by reimbursable costs and has no net impact on operating income or net income.

The following table shows a reconciliation of Total Net Revenue, Net Package Revenue, Net Non-Package Revenue, Management Fee Revenue and Total Net Revenue to total revenue for the three months and years ended December 31, 2020 and 2019:
Total Portfolio

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net Package Revenue
Comparable Net Package Revenue	$38,648	$94,680	$166,801	$433,565
Non-comparable Net Package Revenue	12,800	21,275	54,858	84,027
Net Package Revenue	51,448	115,955	221,659	517,592

Net Non-package Revenue
Comparable Net Non-package Revenue	9,223	16,594	31,252	72,809
Non-comparable Net Non-package Revenue	3,107	3,838	9,221	14,970
Net Non-package Revenue	12,330	20,432	40,473	87,779

Management Fee Revenue
Comparable Management Fee Revenue	172	252	807	1,820
Non-comparable Management Fee Revenue	—	—	—	—
Management Fee Revenue	172	252	807	1,820

Total Net Revenue
Comparable Total Net Revenue	48,043	111,526	198,860	508,194
Non-comparable Total Net Revenue	15,907	25,113	64,079	98,997
Total Net Revenue	63,950	136,639	262,939	607,191
Compulsory tips	2,017	5,905	8,061	22,874
Cost Reimbursements	276	1,289	2,189	6,412
Total revenue	$66,243	$143,833	$273,189	$636,477
Our comparable portfolio for the three months and year ended December 31, 2020 excludes the following resorts: Hilton La Romana All-Inclusive Resort and Hilton Playa del Carmen All-Inclusive Resort, which were under renovation in 2019, Jewel Runaway Bay Beach Resort & Waterpark and Jewel Dunn’s River Beach Resort & Spa, which were sold in May 2020, and Hyatt Ziva and Hyatt Zilara Cap Cana, a ground-up development opened November 2019.

EBITDA, Adjusted EBITDA, Owned Resort EBITDA, Adjusted EBITDA Margin and Owned Resort EBITDA Margin
We define EBITDA, a non-U.S. GAAP financial measure, as net (loss) income, determined in accordance with U.S. GAAP, for the period presented, before interest expense, income tax and depreciation and amortization expense. We define Adjusted EBITDA, a non-U.S. GAAP financial measure, as EBITDA further adjusted to exclude the following items:
▪Other (expense) income
▪Pre-opening expense
▪Share-based compensation
▪Other tax expense
▪Transaction expenses
▪Severance expense
▪Gain on property damage insurance proceeds
▪Loss on extinguishment of debt
▪Non-service cost components of net periodic pension cost (benefit)
▪Other items which may include, but are not limited to the following: management contract termination fees; gains or losses from legal settlements; repairs from hurricanes and tropical storms; impairment losses and Jamaica delayed opening accrual reversals.

We also believe that Adjusted EBITDA is useful to investors for two principal reasons. First, we believe Adjusted EBITDA assists investors in comparing our performance over various reporting periods on a consistent basis by removing from our operating results the impact of items that do not reflect our core operating performance. For example, changes in foreign exchange rates (which are the principal driver of changes in other expense), and expenses related to capital raising, strategic initiatives and other corporate initiatives, such as expansion into new markets (which are the principal drivers of changes in transaction expenses), are not indicative of the operating performance of our resorts. The other adjustments included in our definition of Adjusted EBITDA relate to items that occur infrequently and therefore would obstruct the comparability of our operating results over reporting periods. For example, revenue from insurance policies, other than business interruption insurance policies, is infrequent in nature, and we believe excluding these expense and revenue items permits investors to better evaluate the core operating performance of our resorts over time. We believe Adjusted EBITDA Margin provides our investors a useful measurement of operating profitability for the same reasons we find Adjusted EBITDA useful.
The second principal reason that we believe Adjusted EBITDA is useful to investors is that it is considered a key performance indicator by our board of directors (our “Board”) and management. In addition, the compensation committee of our Board determines the annual variable compensation for certain members of our management based, in part, on consolidated Adjusted EBITDA. We believe that Adjusted EBITDA is useful to investors because it provides investors with information utilized by our Board and management to assess our performance and may (subject to the limitations described below) enable investors to compare the performance of our portfolio to our competitors.
We define Owned Resort EBITDA as Adjusted EBITDA before corporate expenses and Management Fee Revenue. EBITDA, Adjusted EBITDA and Owned Resort EBITDA are not a substitute for net (loss) income or any other measure determined in accordance with U.S. GAAP. There are limitations to the utility of non-U.S. GAAP financial measures, such as Adjusted EBITDA. For example, other companies in our industry may define Adjusted EBITDA differently than we do. As a result, it may be difficult to use Adjusted EBITDA or similarly named non-U.S. GAAP financial measures that other companies publish to compare the performance of those companies to our performance.

Because of these limitations, EBITDA, Adjusted EBITDA, and Owned Resort EBITDA should not be considered as a measure of the income or loss generated by our business or discretionary cash available for investment in our business, and investors should carefully consider our U.S. GAAP results presented.
“Adjusted EBITDA Margin” represents Adjusted EBITDA as a percentage of Total Net Revenue. “Owned Resort EBITDA Margin” represents Owned Resort EBITDA as a percentage of Owned Net Revenue. We believe these margins provide our investors a useful measurement of operating profitability for the same reasons we find Adjusted EBITDA and Owned Resort EBITDA useful.

Adjusted Net (Loss) Income
“Adjusted Net (Loss) Income” is a non-GAAP performance measure. We define Adjusted Net (Loss) Income as net (loss) income attributable to Playa Hotels & Resorts, determined in accordance with U.S. GAAP, excluding special items which are not reflective of our core operating performance, such as one-time expenses related to debt extinguishment and transaction expenses. We believe Adjusted Net (Loss) Income provides meaningful comparisons of ongoing operating results, by removing from net income the impact of items that do not reflect our normalized operations.
Adjusted Net (Loss) Income is not a substitute for net (loss) income or any other measure determined in accordance with U.S. GAAP. There are limitations to the utility of non-U.S. GAAP financial measures, such as Adjusted Net (Loss) Income. For example, other companies in our industry may define Adjusted Net (Loss) Income differently than we do. As a result, it may be difficult to use Adjusted Net (Loss) Income or similarly named non-U.S. GAAP financial measures that other companies publish to compare the performance of those companies to our performance. Because of these and other limitations, Adjusted Net (Loss) Income should not be considered as a measure of the income or loss generated by our business or discretionary cash available for investment in our business, and investors should carefully consider our U.S. GAAP results presented in this release.

Playa Hotels & Resorts N.V.
Reconciliation of Net Loss to EBITDA, Adjusted EBITDA and Owned Resort EBITDA
($ in thousands)

The following is a reconciliation of our U.S. GAAP net loss to EBITDA, Adjusted EBITDA and Owned Resort EBITDA for the three months and years ended December 31, 2020 and 2019:

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net loss	$(73,752)	$(17,924)	$(262,370)	$(4,357)
Interest expense	20,098	9,291	81,942	44,087
Income tax benefit	(2,736)	(7,195)	(10,973)	(17,220)
Depreciation and amortization	22,693	24,261	92,570	101,897
EBITDA	$(33,697)	$8,433	$(98,831)	$124,407
Other expense (a)	2,335	425	1,164	3,200
Share-based compensation	2,291	2,233	10,158	8,845
Pre-opening expense	—	904	—	1,452
Transaction expense (b)	1,081	1,682	2,497	6,175
Severance expense (c)	(48)	376	3,844	515
Other tax expense (d)	315	93	613	577
Impairment loss (e)	13,311	6,168	55,619	6,168
Repairs from hurricanes and tropical storms (f)	1,542	—	1,542	—
Loss on sale of assets	292	—	2,021	—
Non-service cost components of net periodic pension (cost) benefit (g)	(1,400)	(293)	200	(645)
Adjusted EBITDA	(13,978)	20,021	(21,173)	150,694
Other corporate	9,284	8,530	36,066	37,049
Management Fee Revenue	(172)	(252)	(807)	(1,820)
Owned Resort EBITDA	(4,866)	28,299	14,086	185,923
Less: Non-comparable Owned Resort EBITDA (h)	(1,530)	144	(804)	18,691
Comparable Owned Resort EBITDA	$(3,336)	$28,155	$14,890	$167,232

(a)    Represents changes in foreign exchange and other miscellaneous expenses or income.
(b)    Represents expenses incurred in connection with corporate initiatives, such as: debt refinancing costs; other capital raising efforts; the redesign and build-out of our internal controls for the periods in 2019, and strategic initiatives, such as the launch of a new resort or possible expansion into new markets.
(c)    Represents expenses incurred for employee terminations.
(d)    Relates primarily to a Dominican Republic asset/revenue tax, which is an alternative tax to income tax in the Dominican Republic. We eliminate this expense from Adjusted EBITDA because it is similar to the income tax provision we eliminate from our calculation of EBITDA.
(e)    Represents the property and equipment impairment loss related to the sale of Jewel Dunn’s River Beach Resort & Spa, Jewel Runaway Bay Beach Resort & Waterpark and Dreams Puerto Aventuras, and the goodwill impairment loss on our Jewel Paradise Cove Beach Resort & Spa, Jewel Dunn's River Beach Resort, Jewel Runaway Bay Beach Resort & Waterpark and Hilton Rose Hall Resort & Spa reporting units.
(f)    Represents repair and maintenance expenses at our properties in the Yucatán Peninsula due to Hurricane Delta and Hurricane Zeta during the fourth quarter of 2020. These are expenses incurred that are not covered by insurance claims nor offset by insurance proceeds.
(g)    Represents the non-service cost components of net periodic pension (cost) benefit recorded within other expense (income) in the Consolidated Statement of Operations. We include these (costs) benefits for the purposes of calculating Adjusted EBITDA as they are considered part of our ongoing resort operations.
(h)    For the three months and year ended December 31, 2020, the comparable portfolio excludes the following non-comparable resorts: Hilton La Romana All-Inclusive Resort, Hilton Playa del Carmen All-Inclusive Resort, Jewel Runaway Bay Beach Resort & Waterpark, Jewel Dunn’s River Beach Resort & Spa, Hyatt Ziva and Hyatt Zilara Cap Cana.

Playa Hotels & Resorts N.V.
Reconciliation of Net Loss to Adjusted Net (Loss) Income
($ in thousands)

The following table reconciles our net loss to Adjusted Net (Loss) Income for the three months and years ended December 31, 2020 and 2019:

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net loss	$(73,752)	$(17,924)	$(262,370)	$(4,357)
Reconciling items
Transaction expense (a)	1,081	1,682	2,497	6,175
Change in fair value of interest rate swaps (b)	(1,534)	—	8,167	2,001
Amortization of interest rate swaps (c)	—	(911)	—	(2,725)
Impairment loss (d)	13,311	6,168	55,619	6,168
Repairs from hurricanes and tropical storms (e)	1,542	—	1,542	—
Pre-opening expense	—	904	—	1,452
Severance expense (f)	(48)	376	3,844	515
Total reconciling items before tax	14,352	8,219	71,669	13,586
Income tax benefit (provision) for reconciling items	1,045	(161)	(3,543)	(507)
Total reconciling items after tax	15,397	8,058	68,126	13,079
Adjusted Net (Loss) Income	$(58,355)	$(9,866)	$(194,244)	$8,722

(a)Represents expenses incurred in connection with corporate initiatives, such as: debt refinancing costs; other capital raising efforts; the redesign and build-out of our internal controls for the periods in 2019, and strategic initiatives, such as the launch of a new resort or possible expansion into new markets.
(b)Represents the change in fair value, excluding interest paid and accrued, of our interest rate swaps recognized as interest expense in our Consolidated Statements of Operations.
(c)Represents the non-cash amortization of the change in fair value of our interest rate swaps recorded in interest expense prior to our adoption of hedge accounting on March 20, 2019, which results in the reclassification from interest expense in our Consolidated Statements of Operations to other comprehensive (loss) income in our Consolidated Statements of Comprehensive (Loss) Income.
(d)Represents the property and equipment impairment losses related to the sale of Jewel Dunn’s River Beach Resort & Spa, Jewel Runaway Bay Beach Resort & Waterpark, and Dreams Puerto Aventuras, and the goodwill impairment losses on our Jewel Paradise Cove Beach Resort & Spa, Jewel Dunn's River Beach Resort, Jewel Runaway Bay Beach Resort & Waterpark and Hilton Rose Hall Resort & Spa reporting units.
(e)Represents repair and maintenance expenses at our properties in the Yucatán Peninsula due to Hurricane Delta and Hurricane Zeta during the fourth quarter of 2020. These are expenses incurred that are not covered by insurance claims nor offset by insurance proceeds.
(f)Represents expenses incurred for employee terminations.

The following table presents the impact of Adjusted Net (Loss) Income on our net loss available to ordinary shareholders and diluted losses per share for the three months and years ended December 31, 2020 and 2019:

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Adjusted Net (Loss) Income	$(58,355)	$(9,866)	$(194,244)	$8,722

Losses per share - Diluted	$(0.55)	$(0.14)	$(1.98)	$(0.03)
Total reconciling items impact per diluted share	0.11	0.06	0.52	0.10
Adjusted (losses) earnings per share - Diluted	$(0.44)	$(0.08)	$(1.46)	$0.07

Playa Hotels & Resorts N.V.
Consolidated Balance Sheets
($ in thousands, except share data)

	As of December 31,
	2020	2019
ASSETS
Cash and cash equivalents	$146,919	$20,931
Restricted cash	25,941	—
Trade and other receivables, net	25,433	71,250
Accounts receivable from related parties	3,726	5,401
Inventories	13,813	16,649
Prepayments and other assets	47,638	44,691
Property and equipment, net	1,727,383	1,929,914
Assets held for sale	34,472	—
Goodwill, net	61,654	78,339
Other intangible assets	8,556	8,408
Deferred tax assets	2,130	21,381
Total assets	$2,097,665	$2,196,964
LIABILITIES AND SHAREHOLDERS' EQUITY
Trade and other payables	$123,410	$181,603
Payables to related parties	8,073	7,620
Income tax payable	348	3,252
Debt	1,251,267	1,040,658
Derivative financial instruments	46,340	31,932
Other liabilities	29,768	24,307
Deferred tax liabilities	70,323	97,941
Total liabilities	1,529,529	1,387,313
Commitments and contingencies
Shareholders' equity
Ordinary shares (par value €0.10; 500,000,000 shares authorized, 136,770,086 shares issued and 134,571,290 shares outstanding as of December 31, 2020, and 130,967,671 shares issued and 129,121,576 shares outstanding as of December 31, 2019)	14,871	14,215
Treasury shares (at cost, 2,198,796 shares as of December 31, 2020 and 1,846,095 shares as of December 31, 2019)	(16,642)	(14,088)
Paid-in capital	1,030,148	1,001,088
Accumulated other comprehensive loss	(30,949)	(24,642)
Accumulated deficit	(429,292)	(166,922)
Total shareholders' equity	568,136	809,651
Total liabilities and shareholders' equity	$2,097,665	$2,196,964

Playa Hotels & Resorts N.V.
Consolidated Statements of Operations
($ in thousands, except share data)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenue
Package	$53,385	$121,110	$229,447	$538,088
Non-package	12,410	21,182	40,746	90,157
Management fees	172	252	807	1,820
Cost reimbursements	276	1,289	2,189	6,412
Total revenue	66,243	143,833	273,189	636,477
Direct and selling, general and administrative expenses
Direct	55,875	95,473	209,832	369,050
Selling, general and administrative	27,674	31,141	104,188	125,788
Pre-opening	—	904	—	1,452
Depreciation and amortization	22,693	24,261	92,570	101,897
Reimbursed costs	276	1,289	2,189	6,412
Impairment loss	13,311	6,168	55,619	6,168
Loss on sale of assets	292	—	2,021	—
Gain on insurance proceeds	177	—	(2,993)	—
Direct and selling, general and administrative expenses	120,298	159,236	463,426	610,767
Operating (loss) income	(54,055)	(15,403)	(190,237)	25,710
Interest expense	(20,098)	(9,291)	(81,942)	(44,087)
Other (expense) income	(2,335)	(425)	(1,164)	(3,200)
Net (loss) income before tax	(76,488)	(25,119)	(273,343)	(21,577)
Income tax benefit (provision)	2,736	7,195	10,973	17,220
Net (loss) income	$(73,752)	$(17,924)	$(262,370)	$(4,357)

Earnings per share
(Losses) earnings per share - Basic	$(0.55)	$(0.14)	$(1.98)	$(0.03)
(Losses) earnings per share - Diluted	$(0.55)	$(0.14)	$(1.98)	$(0.03)
Weighted average number of shares outstanding during the period - Basic	134,543,132	129,306,397	132,210,205	130,023,463
Weighted average number of shares outstanding during the period - Diluted	134,543,132	129,306,397	132,210,205	130,023,463

Playa Hotels & Resorts N.V.
Consolidated Debt Summary - As of December 31, 2020
($ in millions)

	Maturity			Applicable Rate	LTM Interest (5)
Debt	Date	# of Years	Balance
Revolving credit facility (1)	Apr-22	1.3	$84.7	3.15%	$2.9
Term loan (2)	Apr-24	3.3	976.3	5.27%	57.3
Term loan (additional $94.0 million) (3)	Apr-24	3.3	94.0	9.25%	4.9
Property loan	Jul-25	4.5	110.0	9.25%	5.4
Total debt			$1,265.0	5.80%	$70.5
Unamortized discount			(5.6)
Unamortized debt issuance costs			(10.4)
Total debt			$1,249.0
Less: cash and cash equivalents (4)			(146.9)
Net debt			$1,102.1

(1)As of December 31, 2020, the total remaining borrowing capacity under our revolving credit facility was $0. The interest rate on outstanding balances of our revolving credit facility was L+300 bps with no LIBOR floor. As of December 31, 2020, the commitment fee on undrawn balance of our revolving credit facility was 0.5%. See “Balance Sheet” for discussion of the February 2021 amendment to our revolving credit facility, which included modifications to the interest rate on future outstanding balances.
(2)The interest rate on our term loan is L+275 bps with a LIBOR floor of 1%. The interest rate on our term loans was 5.60% as of December 31, 2020, which includes the LIBOR rate that was locked in December for the 1-month period. Effective March 29, 2018, we entered into two interest rate swaps to mitigate the long-term interest rate risk inherent in our variable rate Term Loan. The interest rate swaps have an aggregate fixed notional value of $800.0 million. The fixed rate paid by us is 2.85% and the variable rate received resets monthly to the one-month LIBOR rate.
(3)Effective June 12, 2020, we entered into $94.0 million of additional senior secured credit facility term loans. The additional $94.0 million is broken into 3 tranches: $35.0 million term loan at a fixed rate of 11.4777%, $31.0 million term loan at a fixed rate of 11.4777%, and $28.0 million term loan at our option of either a base rate plus a margin of 2.00% or LIBOR plus 3.00% with a LIBOR floor of 1%. The weighted average interest rate is 9.25%.
(4)Based on cash balances on hand as of December 31, 2020.
(5)Represents last twelve months interest expense and commitment fee. The impact of amortization of deferred financing costs and discounts, capitalized interest and the change in fair market value of our interest rate swaps before we elected hedge accounting is excluded.

Playa Hotels & Resorts N.V.
Reportable Segment Operating Statistics - Three Months Ended December 31, 2020 and 2019

		Occupancy				Net Package ADR			Net Package RevPAR			Owned Net Revenue			Owned Resort EBITDA			Owned Resort EBITDA Margin
Total Portfolio	Rooms	2020	2019	Pts Change		2020	2019	% Change	2020	2019	% Change	2020	2019	% Change	2020	2019	% Change	2020	2019	Pts Change
Yucatán Peninsula	2,722	39.0%	85.0%	(46.0)	pts	$252.01	$241.00	4.6%	$98.26	$204.92	(52.0)%	$29,940	$54,807	(45.4)%	$2,672	$15,447	(82.7)%	8.9%	28.2%	(19.3)	pts
Pacific Coast	926	39.9%	77.3%	(37.4)	pts	266.09	262.37	1.4%	106.21	202.76	(47.6)%	11,211	20,158	(44.4)%	555	6,167	(91.0)%	5.0%	30.6%	(25.6)	pts
Dominican Republic	2,644	14.8%	57.2%	(42.4)	pts	276.27	172.27	60.4%	40.88	98.48	(58.5)%	11,838	20,557	(42.4)%	(3,306)	(709)	366.3%	(27.9)%	(3.4)%	(24.5)	pts
Jamaica	1,428	25.8%	74.2%	(48.4)	pts	245.01	255.31	(4.0)%	63.11	189.33	(66.7)%	10,715	40,872	(73.8)%	(4,787)	7,394	(164.7)%	(44.7)%	18.1%	(62.8)	pts
Total Portfolio	7,720	28.6%	73.8%	(45.2)	pts	$257.40	$233.67	10.2%	$73.56	$172.49	(57.4)%	$63,704	$136,394	(53.3)%	$(4,866)	$28,299	(117.2)%	(7.6)%	20.7%	(28.3)	pts

		Occupancy (Open Hotels Only)				Net Package ADR (Open Hotels Only)			Net Package RevPAR (Open Hotels Only)
Total Portfolio (Open Resorts) (1)	Available Room Nights	2020	2019	Pts Change		2020	2019	% Change	2020	2019	% Change
Yucatán Peninsula	2,529	42.0%	85.0%	(43.0)	pts	$252.40	$241.00	4.7%	$105.93	$204.92	(48.3)%
Pacific Coast	926	39.9%	77.3%	(37.4)	pts	266.09	262.37	1.4%	106.21	202.76	(47.6)%
Dominican Republic	1,905	19.6%	57.2%	(37.6)	pts	276.95	172.27	60.8%	54.33	98.48	(44.8)%
Jamaica	1,428	25.8%	74.2%	(48.4)	pts	245.01	255.31	(4.0)%	63.11	189.33	(66.7)%
Total Portfolio	6,788	32.0%	73.8%	(41.8)	pts	$257.71	$233.67	10.3%	$82.48	$172.49	(52.2)%

		Occupancy				Net Package ADR			Net Package RevPAR			Owned Net Revenue			Owned Resort EBITDA			Owned Resort EBITDA Margin
Comparable Portfolio	Rooms	2020	2019	Pts Change		2020	2019	% Change	2020	2019	% Change	2020	2019	% Change	2020	2019	% Change	2020	2019	Pts Change
Yucatán Peninsula	2,198	38.8%	85.7%	(46.9)	pts	$253.65	$241.69	4.9%	$98.30	$207.13	(52.5)%	$24,004	$48,298	(50.3)%	$2,321	$15,202	(84.7)%	9.7%	31.5%	(21.8)	pts
Pacific Coast	926	39.9%	77.3%	(37.4)	pts	266.09	262.37	1.4%	106.21	202.76	(47.6)%	11,211	20,158	(44.4)%	555	6,167	(91.0)%	5.0%	30.6%	(25.6)	pts
Dominican Republic	1,120	8.8%	60.7%	(51.9)	pts	158.05	143.42	10.2%	13.89	87.03	(84.0)%	1,919	11,160	(82.8)%	(2,079)	987	(310.6)%	(108.3)%	8.8%	(117.1)	pts
Jamaica	1,428	25.8%	72.4%	(46.6)	pts	244.96	279.17	(12.3)%	63.09	202.12	(68.8)%	10,663	31,665	(66.3)%	(4,133)	5,799	(171.3)%	(38.8)%	18.3%	(57.1)	pts
Total Comparable Portfolio	5,672	29.8%	76.0%	(46.2)	pts	$248.91	$238.62	4.3%	$74.06	$181.44	(59.2)%	$47,797	$111,281	(57.0)%	$(3,336)	$28,155	(111.8)%	(7.0)%	25.3%	(32.3)	pts

		Occupancy (Open Hotels Only)				Net Package ADR (Open Hotels Only)			Net Package RevPAR (Open Hotels Only)
Comparable Portfolio (Open Resorts) (1)	Available Room Nights	2020	2019	Pts Change		2020	2019	% Change	2020	2019	% Change
Yucatán Peninsula	2,005	42.5%	85.7%	(43.2)	pts	$254.14	$241.69	5.2%	$107.97	$207.13	(47.9)%
Pacific Coast	926	39.9%	77.3%	(37.4)	pts	266.09	262.37	1.4%	106.21	202.76	(47.6)%
Dominican Republic	760	13.0%	60.7%	(47.7)	pts	159.65	143.42	11.3%	20.68	87.03	(76.2)%
Jamaica	1,428	25.8%	72.4%	(46.6)	pts	244.96	279.17	(12.3)%	63.09	202.12	(68.8)%
Total Comparable Portfolio	5,119	33.0%	76.0%	(43.0)	pts	$249.25	$238.62	4.5%	$82.17	$181.44	(54.7)%

(1)Represents room nights that were actually available for reservation.

Highlights

Yucatán Peninsula
▪Comparable Net Package RevPar decreased 52.5% over the comparable period in the prior year, driven by a decrease in Occupancy of 4,690 basis points, and partially offset by an increase in Comparable Net Package ADR of 4.9%. Comparable Owned Net Revenue during the three months ended December 31, 2020 includes a $0.2 million unfavorable VAT tax adjustment following OECD guidelines for Transfer Pricing for Multinational Enterprises which considers the economic impact of the COVID-19 pandemic. This adjustment resulted in a unfavorable impact to Comparable Net Package Revenue and Comparable Net Package ADR. Excluding this adjustment, Comparable Net Package Revenue would be $20.1 million, representing a decrease of 52.0% for the three months ended December 31, 2020. Comparable Net Package ADR would be $256.76 and Comparable Net Package RevPar would be $99.50, representing an increase of 6.2% and a decrease of 52.0%, respectively, for the three months ended December 31, 2020. This decrease is a result of severely reduced occupancy due to the COVID-19 pandemic. In addition, all Yucatán resorts were closed for a day due to a hurricane during the three months ended December 31, 2020.
▪Comparable Owned Resort EBITDA decreased $12.9 million or 84.7% over the prior year.

Pacific Coast
▪Comparable Net Package RevPar decreased 47.6% over the comparable period in the prior year, driven by a decrease in Occupancy of 3,740 basis points, and partially offset by an increase in Comparable Net Package ADR of 1.4% This decrease is a result of severely reduced occupancy due to the COVID-19 pandemic.
▪Comparable Owned Resort EBITDA decreased $5.6 million or 91.0% over the prior year.

Dominican Republic
▪Comparable Net Package RevPar decreased 84.0% over the prior year, driven by a decrease in Occupancy of 5,190 basis points, and partially offset by an increase in Comparable Net Package ADR of 10.2%. This decrease is a result of severely reduced occupancy due to the COVID-19 pandemic.
▪Comparable Owned Resort EBITDA decreased $3.1 million, or 310.6%, over the prior year.

Jamaica
▪Comparable Net Package RevPar decreased 68.8% over the prior year, driven by a decrease in Occupancy of 4,660 basis points and a decrease in Comparable Net Package ADR of 12.3%. These decreases are a result of severely reduced occupancy due to the COVID-19 pandemic.
▪Comparable Owned Resort EBITDA decreased $9.9 million, or 171.3%, over the prior year.

Playa Hotels & Resorts N.V.
Reportable Segment Operating Statistics - Years Ended December 31, 2020 and 2019

		Occupancy				Net Package ADR			Net Package RevPAR			Owned Net Revenue			Owned Resort EBITDA			Owned Resort EBITDA Margin
Total Portfolio	Rooms	2020	2019	Pts Change		2020	2019	% Change	2020	2019	% Change	2020	2019	% Change	2020	2019	% Change	2020	2019	Pts Change
Yucatán Peninsula	2,722	33.2%	84.9%	(51.7)	pts	$283.15	$256.81	10.3%	$93.94	$218.14	(56.9)%	$109,629	$235,788	(53.5)%	$17,783	$82,534	(78.5)%	16.2%	35.0%	(18.8)	pts
Pacific Coast	926	25.8%	76.4%	(50.6)	pts	315.24	284.99	10.6%	81.38	217.84	(62.6)%	33,065	85,219	(61.2)%	4,281	31,618	(86.5)%	12.9%	37.1%	(24.2)	pts
Dominican Republic	2,644	18.7%	64.1%	(45.4)	pts	237.34	190.64	24.5%	44.46	122.26	(63.6)%	49,898	90,783	(45.0)%	(6,694)	16,596	(140.3)%	(13.4)%	18.3%	(31.7)	pts
Jamaica	1,428	30.1%	79.0%	(48.9)	pts	320.30	289.70	10.6%	96.36	228.89	(57.9)%	69,173	193,558	(64.3)%	(1,284)	55,175	(102.3)%	(1.9)%	28.5%	(30.4)	pts
Total Portfolio	7,720	26.9%	77.3%	(50.4)	pts	$284.84	$256.53	11.0%	$76.61	$198.28	(61.4)%	$261,765	$605,348	(56.8)%	$14,086	$185,923	(92.4)%	5.4%	30.7%	(25.3)	pts

		Occupancy (Open Hotels Only)				Net Package ADR (Open Hotels Only)			Net Package RevPAR (Open Hotels Only)
Total Portfolio (Open Resorts) (1)	Available Room Nights	2020	2019	Pts Change		2020	2019	% Change	2020	2019	% Change
Yucatán Peninsula	1,768	51.2%	84.9%	(33.7)	pts	$283.42	$256.81	10.4%	$145.12	$218.14	(33.5)%
Pacific Coast	461	52.0%	76.4%	(24.4)	pts	316.58	284.99	11.1%	164.50	217.84	(24.5)%
Dominican Republic	1,211	40.6%	64.1%	(23.5)	pts	238.68	190.64	25.2%	96.81	122.26	(20.8)%
Jamaica	1,161	42.7%	79.0%	(36.3)	pts	317.16	289.70	9.5%	135.36	228.89	(40.9)%
Total Portfolio	4,601	46.3%	77.3%	(31.0)	pts	$284.69	$256.53	11.0%	$131.89	$198.28	(33.5)%

		Occupancy				Net Package ADR			Net Package RevPAR			Owned Net Revenue			Owned Resort EBITDA			Owned Resort EBITDA Margin
Comparable Portfolio	Rooms	2020	2019	Pts Change		2020	2019	% Change	2020	2019	% Change	2020	2019	% Change	2020	2019	% Change	2020	2019	Pts Change
Yucatán Peninsula	2,198	33.2%	85.5%	(52.3)	pts	$283.79	$256.94	10.4%	$94.09	$219.58	(57.2)%	$88,242	$201,275	(56.2)%	14,234	72,897	(80.5)%	16.1%	36.2%	(20.1)	pts
Pacific Coast	926	25.8%	76.4%	(50.6)	pts	315.24	284.99	10.6%	81.38	217.84	(62.6)%	33,065	85,219	(61.2)%	4,281	31,618	(86.5)%	12.9%	37.1%	(24.2)	pts
Dominican Republic	1,120	20.5%	72.2%	(51.7)	pts	177.89	185.87	(4.3)%	36.39	134.21	(72.9)%	18,072	66,608	(72.9)%	(891)	17,773	(105.0)%	(4.9)%	26.7%	(31.6)	pts
Jamaica	1,428	28.2%	78.3%	(50.1)	pts	329.62	316.57	4.1%	93.00	247.89	(62.5)%	58,307	153,249	(62.0)%	(2,734)	44,944	(106.1)%	(4.7)%	29.3%	(34.0)	pts
Total Comparable Portfolio	5,672	28.2%	79.6%	(51.4)	pts	$284.86	$263.35	8.2%	$80.35	$209.55	(61.7)%	$197,686	$506,351	(61.0)%	$14,890	$167,232	(91.1)%	7.5%	33.0%	(25.5)	pts

		Occupancy (Open Hotels Only)				Net Package ADR (Open Hotels Only)			Net Package RevPAR (Open Hotels Only)
Comparable Portfolio (Open Resorts) (1)	Available Room Nights	2020	2019	Pts Change		2020	2019	% Change	2020	2019	% Change
Yucatán Peninsula	1,384	52.8%	85.5%	(32.7)	pts	$283.77	$256.94	10.4%	$149.87	$219.58	(31.7)%
Pacific Coast	461	52.0%	76.4%	(24.4)	pts	316.58	284.99	11.1%	164.50	217.84	(24.5)%
Dominican Republic	440	52.2%	72.2%	(20.0)	pts	178.19	185.87	(4.1)%	93.03	134.21	(30.7)%
Jamaica	1,045	38.7%	78.3%	(39.6)	pts	324.86	316.57	2.6%	125.57	247.89	(49.3)%
Total Comparable Portfolio	3,330	48.2%	79.6%	(31.4)	pts	$283.90	$263.35	7.8%	$136.76	$209.55	(34.7)%

(1)Represents room nights that were actually available for reservation.

Highlights

Yucatán Peninsula
▪Comparable Net Package RevPar decreased 57.2% over the same period in the prior year, driven by a decrease in Occupancy of 5,230 basis points and partially offset by an increase in Net Package ADR of 10.4%. Comparable Owned Net Revenue during the year ended December 31, 2020 includes a $1.1 million favorable VAT tax adjustment following OECD guidelines for Transfer Pricing for Multinational Enterprises which considers the economic impact of the COVID-19 pandemic. This adjustment resulted in a favorable impact to Comparable Net Package Revenue and Comparable Net Package ADR. Excluding this adjustment, Comparable Net Package Revenue would be $74.6 million, representing a decrease of 57.7% for the year ended December 31, 2020. Comparable Net Package ADR would be $279.53 and Comparable Net Package RevPar would be $92.68, representing an increase of 8.8% and a decrease of 57.8%, respectively, for the year ended December 31, 2020.
▪Comparable Owned Resort EBITDA decreased $58.7 million or 80.5% over the prior year.

Pacific Coast
▪Comparable Net Package RevPar decreased 62.6% over the same period in the prior year, driven by a decrease in Occupancy of 5,060 basis points and partially offset by an increase in Net Package ADR of 10.6%. Owned Net Revenue during the year ended December 31, 2020 includes a $0.3 million favorable VAT tax adjustment following OECD guidelines for Transfer Pricing for Multinational Enterprises which considers the economic impact of the COVID-19 pandemic. This adjustment results in a favorable impact to Owned Net Revenue and Net Package ADR. Excluding this adjustment, Owned Net Revenue would be $27.2 million, representing a decrease of 63.0% for the year ended December 31, 2020. Net Package ADR would be $311.44 and Net Package RevPAR would be $80.40, representing an increase of 9.3% and a decrease of 63.1%, respectively, for the year ended December 31, 2020.
▪Comparable Owned Resort EBITDA decreased $27.3 million or 86.5% over the prior year.

Dominican Republic
▪Comparable Net Package RevPar decreased 72.9% over the prior year, driven by a decrease in Occupancy of 5,170 basis points and a decrease in Net Package ADR of 4.3%.
▪Comparable Owned Resort EBITDA decreased $18.7 million, or 105.0%, over the prior year.

Jamaica
▪Comparable Net Package RevPar decreased 62.5% over the prior year, driven by a decrease in Occupancy of 5,010 basis points and partially offset by an increase in Net Package ADR of 4.1%. Comparable Owned Net Revenue during the year ended December 31, 2020 includes a $0.5 million favorable VAT tax adjustment following OECD guidelines for Transfer Pricing for Multinational Enterprises which considers the economic impact of the COVID-19 pandemic. This adjustment resulted in a favorable impact to Comparable Net Package Revenue and Comparable Net Package ADR. Excluding this adjustment, Comparable Net Package Revenue would be $48.1 million, representing a decrease of 62.7% for the year ended December 31, 2020. Comparable Net Package ADR would be $326.17 and Comparable Net Package RevPar would be $92.02, representing an increase of 3.0% and a decrease of 62.9%, respectively, for the year ended December 31, 2020.
▪Comparable Owned Resort EBITDA decreased $47.7 million, or 106.1%, over the prior year.

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